Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Second Amendment”) is made effective as of April 1, 2026 (the “Second Amendment Effective Date”) by and between Vireo Growth Inc., a British Columbia corporation (the “Company”) and John Mazarakis, an individual residing in the State of Florida (“Employee”) (collectively “Parties” or individually “Party”).

RECITALS

WHEREAS, the Company and Employee entered into an Employment Agreement dated December 17, 2024 (the “Original Agreement”);

WHEREAS, the Company and Employee entered into the First Amendment to Employment Agreement dated March 6, 2025 (the “First Amendment”);

WHEREAS, the Parties wish to modify the terms and conditions of certain incentive compensation arrangements otherwise set forth in the Original Agreement and the First Amendment;

WHEREAS, the Parties wish to amend the Original Agreement as amended by the First Amendment as set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee, intending legally to be bound, hereby agree as follows:

AGREEMENT

1.             Base Salary. Section 4.1 of the Original Agreement is hereby deleted and the following is substituted therefor:

4.1            Base Salary. As of the Effective Date, the Company agrees to pay or to cause an affiliate to pay Employee an annual base salary of $1.00 USD (the “Base Salary”), which will be paid to the Employee on the payroll date next following the Effective Date and on each payroll date next following the anniversary of the Effective Date during the Term. Notwithstanding the foregoing, the Base Salary shall be increased to $2,250,000 USD as of the earlier of: (i) the first day of the month following the date that the Company has a market capitalization of not less than $1 billion USD determined using 90-day volume weighted average price of the Company’s Subordinate Voting Shares, or (ii) January 1, 2027. Thereafter, the Employee’s Base Salary shall be subject to increase, but not decrease, as determined by the Board from time to time.

2.             Annual Equity Awards. Section 4.2 of the Original Agreement, as amended by the First Amendment, is hereby further amended by deleting Section 4.2(a) and substituting the following therefor:

(a)            Annual Equity Awards. On the Effective Date and on each anniversary of the Effective Date during the Term, the Company shall issue to the Employee 3,200,000 Subordinate Voting Shares of the Company (or equivalent common shares should Subordinate Voting Shares cease to be available for issuance) (the “Annual Incentive Shares”). In addition, commencing as of January 1, 2027, and continuing for each of the next 4 subsequent calendar years, the Company shall issue to the Employee an additional 10,000,000 Subordinate Voting Shares of the Company (or equivalent common shares should Subordinate Voting Shares cease to be available for issuance) (the “Additional Annual Incentive Shares”). The Additional Annual Incentive Shares shall be issued at the same time that the Company otherwise issues annual incentive awards to similarly situated senior executives of the Company or, in the absence of such issuance, on or about each anniversary of the Second Amendment Effective Date. Notwithstanding the foregoing, the Additional Annual Incentive Shares will not be issued unless the average daily trading volume (“ADTV”) for the Company’s Subordinate Voting Shares for the 20-trading day period preceding the date of issuance is at least equal to 900,000 shares. The Annual Incentive Shares and the Additional Annual Incentive Shares shall be fully vested when issued. The Company will provide reasonable assistance to the Employee to facilitate the disposition or withholding of a sufficient number of Annual Incentive Shares and Additional Annual Incentive Shares in order to satisfy the Employee’s tax and withholding obligations with respect to such Annual Incentive Shares and Additional Annual Incentive Shares in a manner reasonably acceptable to the Employee.

3.             Equity and Incentive Compensation. Section 4.2 of the Original Agreement as amended by the First Amendment is hereby further amended by the addition of the following immediately following existing Section 4.2(f):

(g)           Additional Equity Awards. The Company shall issue the Employee the following awards (collectively, the “Growth Equity Awards”) on the terms and conditions set forth below within thirty (30) days of the Second Amendment Effective Date following the receipt of approval by the Board and subject to disinterested shareholder approval in accordance with the policies of the Canadian Securities Exchange (including, without limitation, CSE Policy 6 – Distributions & Corporate Finance):

i.              Phase 1 Awards. The Company shall issue to the Employee Restricted Share Units settled in a number of Subordinate Voting Shares of the Company (or equivalent common shares should Subordinate Voting Shares cease to be available for issuance) equal to 1.5% of the fully diluted equity of the Company determined as of the date the Phase 1 Performance Criteria are satisfied or, if earlier, as of the date of vesting specified in Section 4.2(g)(v) below (the “Phase 1 RSUs”). The Phase 1 RSUs shall become vested upon the first day of the month following the date that all of the following criteria are satisfied and that occurs after December 31, 2029: (i) the Company has a market capitalization of not less than $1 billion USD determined using 90-day volume weighted average price of the Company’s Subordinate Voting Shares, (ii) the Company has a net leverage ratio of less than 3.0x (where net leverage is determined by dividing the difference between the Company’s total consolidated indebtedness for borrowed money and the Company’s total consolidated cash by the trailing twelve month adjusted EBITDA), (iii) the Company’s trailing twelve month adjusted EBITDA is not less than $100,000,000 USD, (iv) there has been no material equity issuance within the prior 12 months other than in connection with any mergers, acquisitions, consolidations or similar transactions by the Company, (v) the adjusted EBITDA is not less than $0.096 USD per share, and (vi) the 20-day ADTV for the Company’s Subordinate Voting Shares is at least equal to 900,000 (the “Phase 1 Performance Criteria”). In the event that the Phase 1 Performance Criteria are satisfied prior to December 31, 2029, the Phase 1 RSUs will become vested in substantially equal installments as of the end of each calendar quarter following the date upon which the Phase 1 Performance Criteria are satisfied through January 1, 2030, subject to continued service with the Company except as otherwise provided by Section 4.2(g)v) below.

ii.             Phase 2 Awards. The Company shall issue to the Employee Restricted Share Units settled in a number of Subordinate Voting Shares of the Company (or equivalent common shares should Subordinate Voting Shares cease to be available for issuance) equal to 2.5% of the fully diluted equity of the Company determined as of the date the Phase 2 Performance Criteria are satisfied or, if earlier, as of the date of vesting specified in Section 4.2(g)(v) below (the “Phase 2 RSUs”). The Phase 2 RSUs shall become vested upon the first day of the month following the date that all of the following criteria are satisfied and that occurs after December 31, 2029: (i) the Company has a market capitalization of not less than $1.25 billion USD determined using 90-day volume weighted average price of the Company’s Subordinate Voting Shares, (ii) the Company has a net leverage ratio of less than 3.0x (where net leverage is determined by dividing the difference between the Company’s total consolidated indebtedness for borrowed money and the Company’s total consolidated cash by the trailing twelve month adjusted EBITDA), (iii) the Company’s trailing twelve month adjusted EBITDA is not less than $150,000,000 USD, (iv) the adjusted EBITDA is not less than $0.1199 USD per share, and (v) the 20-day ADTV for the Company’s Subordinate Voting Shares is at least equal to 900,000 (the “Phase 2 Performance Criteria”). In the event that the Phase 2 Performance Criteria are satisfied prior to December 31, 2029, the Phase 2 RSUs will become vested in substantially equal installments as of the end of each calendar quarter following the date upon which the Phase 2 Performance Criteria are satisfied through January 1, 2030, subject to continued service with the Company except as otherwise provided by Section 4.2(g)(v) below.

iii.            Phase 3 Awards. The Company shall issue to the Employee Restricted Share Units settled in a number of Subordinate Voting Shares of the Company (or equivalent common shares should Subordinate Voting Shares cease to be available for issuance) equal to 2.5% of the fully diluted equity of the Company determined as of the date the Phase 3A Performance Criteria are satisfied or, if earlier, as of the date of vesting specified in Section 4.2(g)(v) below (the “Phase 3A RSUs”) and 2.5% of the fully diluted equity of the Company determined as of the date the Phase 3B Performance Criteria are satisfied or, if earlier, as of the date of vesting specified in Section 4.2(g)(v) below (the “Phase 3B RSUs”). The Phase 3A RSUs shall become vested upon the first day of the month following the date that all of the following criteria are satisfied and that occurs after December 31, 2029: (i) the Company has a market capitalization of not less than $1.75 billion USD determined using 90-day volume weighted average price of the Company’s Subordinate Voting Shares, (ii) the Company has a net leverage ratio of less than 3.0x (where net leverage is determined by dividing the difference between the Company’s total consolidated indebtedness for borrowed money and the Company’s total consolidated cash by the trailing twelve month adjusted EBITDA), (iii) the Company’s trailing twelve month adjusted EBITDA is not less than $200,000,000 USD, (iv) the total shareholder return is not less than 65% where the beginning share price is equal to the volume weighted average share price for the 90-day period ending on December 31, 2025, and the ending share price is determined using the 90-day volume weighted average price of the Company’s Subordinate Voting Shares, and (v) the 20-day ADTV for the Company’s Subordinate Voting Shares is at least equal to 900,000 (the “Phase 3A Performance Criteria”). In the event that the Phase 3A Performance Criteria are satisfied prior to December 31, 2029, the Phase 3A RSUs will become vested in substantially equal installments as of the end of each calendar quarter following the date upon which the Phase 3A Performance Criteria are satisfied through January 1, 2030. The Phase 3B RSUs shall become vested as of the first day of the month following the date that all of the following criteria are satisfied and that occurs after December 31, 2029: (i) the Company has a market capitalization of not less than $2 billion USD determined using 90-day volume weighted average price of the Company’s Subordinate Voting Shares, (ii) the Company has a net leverage ratio of less than 3.0x (where net leverage is determined by dividing the difference between the Company’s total consolidated indebtedness for borrowed money and the Company’s total consolidated cash by the trailing twelve month adjusted EBITDA), (iii) the Company’s trailing twelve month adjusted EBITDA is not less than $200,000,000 USD, (iv) the total shareholder return is not less than 100% where the beginning share price is equal to the volume weighted average share price for the 90-day period ending on December 31, 2025, and the ending share price is determined using the 90-day volume weighted average price of the Company’s Subordinate Voting Shares, and (v) the 20-day ADTV for the Company’s Subordinate Voting Shares is at least equal to 900,000 (the “Phase 3B Performance Criteria”). In the event that the Phase 3B Performance Criteria are satisfied prior to December 31, 2029, the Phase 3B RSUs will become vested in substantially equal installments as of the end of each calendar quarter following the date upon which the Phase 3B Performance Criteria are satisfied through January 1, 2030, subject to continued service with the Company except as otherwise provided by Section 4.2(g)(v) below.

iv.            Clawback. Following the vesting of any of the Performance-Vested RSUs set forth in Section 4.2(b)(ii) above, or any of the Growth Equity Awards set forth in Sections 4.2(g)(i), (ii) or (iii) above, in the event that the Company’s actual AEBITDA is below any applicable AEBITDA threshold in the case of any Performance Vested RSUs or below any applicable total EBITDA threshold in the case of any Growth Equity Awards as of the end of the 12-month period following the applicable vesting date and Employee remains the Chief Executive Officer of the Company as of such date, then the Employee shall be required to return the number of Company’s Subordinate Voting Shares having an aggregate value equal to the lower of: (1) 50% of the value of the number of Company’s Subordinate Voting Shares that originally became vested as the result of the achievement of the applicable threshold determined (using the 90-day volume weighted average price of the Company’s Subordinate Voting Shares) as of the vesting date, or (2) 50% of the value of the number of Company’s Subordinate Voting Shares that originally became vested as the result of the achievement of the applicable threshold determined (using the 90-day volume weighted average price of the Company’s Subordinate Voting Shares) as of the last day of such 12-month period, or to repay the Company the cash equivalent of such number of shares. With respect to any Shares subject to the holding period requirement in Section 4(d) below and the provisions of this Section, the Employee may make a Code Section 83(b) election at the time Shares are received upon vesting to ensure that the Shares are taxable at settlement without regard to the provisions of this Section 4.2(g)(iv).

v.             Vesting Acceleration. Vesting will accelerate and the Growth Equity Awards (all 3 Phases) will be 100% vested in the event that the Employee is terminated by the Company for any reason other than for Cause, upon a resignation by the Employee for Good Reason, upon the Employee’s death or Disability or upon the consummation of a transaction constituting a Change in Control that leads to a combined Enterprise Value of 2.5 billion USD or more. The award of the Growth Equity Awards may be subject to the terms of an award agreement reasonably acceptable to the Employee that otherwise conforms to the requirements of this Section.

4.             Additional Conditions.

(a)            Certification. The Compensation Committee of the Board or its designee shall determine the satisfaction of the performance criteria applicable to any award and the number of Subordinate Voting Shares issuable upon settlement of any such award, in each case in its reasonable discretion and such determinations shall be final and binding.

(b)            Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, arrangement, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares or other securities of the Company occurs, the Company, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the equity awards provided to the Employee, will adjust the number and class of shares that may be delivered under this Second Amendment and/or the number, class, and price of shares covered by each outstanding award, and any performance thresholds denominated in shares otherwise set forth in this Second Amendment.

(c)            Additional Documentation. The awards granted pursuant to this Second Amendment are standalone awards granted outside of any equity incentive plan of the Company and shall be governed solely by the terms and conditions of this Second Amendment and any applicable award agreement. Awards will be subject to the terms and conditions of a separate restricted share unit award which will include standard terms and conditions including without limitation, settlement of awards following vesting, restrictions on transfer and application of tax withholding and reporting, to be generally consistent with terms included in restricted stock unit award agreements used under the Company’s 2019 Equity Incentive Plan. In that regard, settlement of vested Growth Equity Awards will occur as soon as administratively practicable (generally within 60 days) after the applicable vesting date, and the applicable award agreement will include terms consistent with this intent and the intent that the Growth Equity Awards either be exempt from, or comply with, the requirements of Section 409A of the Code.

(d)            Resale Restrictions. All Subordinate Voting Shares issued to Employee pursuant to this Second Amendment, including without limitation the Annual Incentive Shares, the Additional Annual Incentive Shares and any shares issued in settlement of the Growth Equity Awards, (i) shall be subject to a Canadian hold period of four months and one day from the date of issuance (or such other period as may be prescribed by applicable Canadian securities laws and the policies of the Canadian Securities Exchange), and (ii) shall be “restricted securities” (as such term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)), subject to restrictions on transfer without registration under the Securities Act and all applicable state securities laws or compliance with the requirements of an exemption therefrom. The Employee acknowledges that certificates or direct registration statements representing such shares shall bear or be subject to legends or notations reflecting the applicable resale restrictions.

5.             General. All capitalized terms used but not defined in this Second Amendment shall have the meanings ascribed in the Original Agreement and the First Amendment, as applicable. All provisions of the Original Agreement and the First Amendment not expressly modified by this Second Amendment are hereby ratified and confirmed.

[Signature page follows]

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT was voluntarily and knowingly executed by the Parties effective as of the Second Amendment Effective Date first set forth above.

VIREO GROWTH INC.

/s/ Kyle Kingsley
By: Kyle Kingsley
Its: Co-Executive Chairman of the Board

EMPLOYEE:

/s/ John Mazarakis
John Mazarakis

[Signature Page to Employment Agreement]

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